Exhibit 99.1

** NEWS RELEASE **

HOT TOPIC, INC. REPORTS FOURTH QUARTER EPS INCREASES 19%

TO $0.32 PER DILUTED SHARE

Provides guidance for the 1st quarter of 2009

CITY of INDUSTRY, CA, March 11, 2009 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT), reported results for its fiscal fourth quarter and the fiscal year of 2008 (13 weeks and 52 weeks, respectively, ended January 31, 2009).

The company reported net income in the fourth quarter of $14.2 million, or $0.32 per diluted share, compared to $11.9 million, or $0.27 per diluted share, for the comparable period last year. For the fiscal year of 2008, the company reported net income of $19.7 million, or $0.45 per diluted share, compared to $16.0 million, or $0.36 per diluted share, last year. These results include expenses related to ShockHound (www.shockhound.com) of approximately $0.03 per share and $0.05 per share in the fourth quarter and fiscal 2008, respectively.

As previously reported, total sales for the fourth quarter of fiscal 2008 increased 7.8% to $238.0 million compared to $220.7 million for the fourth quarter last year. Total company comparable store sales increased 5.2% for the fourth quarter of fiscal 2008. In addition, total sales for the full year fiscal 2008 increased 4.5% to $761.1 million compared to $728.1 million for the full year fiscal 2007. Comparable store sales increased 1.0% for the full year fiscal 2008. A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
FOURTH QUARTER:
Hot Topic	198.7	8.2%	6.5%	-7.2%
Torrid	39.3	5.8%	-2.7%	-0.4%
Total Co.	238.0	7.8%	5.2%	-6.3%
FISCAL YEAR:
Hot Topic	606.7	2.8%	1.8%	-5.7%
Torrid	154.4	12.1%	-2.4%	2.5%
Total Co.	761.1	4.5%	1.0%	-4.4%

At the end of the fourth quarter of fiscal 2008, the company operated 681 Hot Topic stores and 159 Torrid stores compared to 690 Hot Topic stores and 151 Torrid stores at the end of the fourth quarter of fiscal 2007. During the fourth quarter of fiscal 2008, the company opened one Hot Topic store and two Torrid stores, and closed three Hot Topic stores and one Torrid store. The company also remodeled two Hot Topic stores during the quarter, bringing the total number of remodeled or relocated stores during fiscal 2008 to 14.

The company issued first quarter (13 weeks ending May 2, 2009) guidance in the range of a net loss of $0.01 to net earnings of $0.01 per diluted share based upon a comparable store sales increase in the mid-single digit percentage range.

A conference call to discuss fourth quarter and fiscal year end results, business trends, guidance and other matters is scheduled for March 11, 2009 at 4:30 PM (ET). The conference call number is 800-561-2731, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 45637162, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as the e-space music discovery concept, ShockHound. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a one-stop, genre-spanning music website where people of all ages can purchase MP3s and music merchandise, share their music interests and read music news and editorial content. As of January 31, 2009, the company operated 681 Hot Topic stores in all 50 states and Puerto Rico, 159 Torrid stores, and internet stores www.hottopic.com, www.torrid.com and www.shockhound.com.

In addition to historical information, this news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings, the operation of new concepts including the Shockhound e-space music discovery concept, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with internet sales, the effect of negative conditions in the global capital and credit markets, the effect of severe weather or natural disasters, economic, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, the risk that available cash or mall space will not be adequate for planned expansion, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 2, 2008. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA

Jim McGinty, CFO 626-839-4681 x2675

Megan Hall, Investor Relations 626-839-4681 x2173

HOT TOPIC, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended
	Jan. 31, 2009	Feb. 2, 2008
Net sales	$237,973	$220,694
Cost of goods sold, including buying, distribution and occupancy costs	146,042	140,261
Gross margin	91,931	80,433
Selling, general & administrative expenses	69,027	61,469
Income from operations	22,904	18,964
Interest income, net	372	460
Income before income taxes	23,276	19,424
Provision for income taxes	9,116	7,549
Net income	$14,160	$11,875
Earnings per share:
Basic	$0.32	$0.27
Diluted	$0.32	$0.27
Weighted average shares outstanding
Basic	43,873	43,638
Diluted	44,209	43,820

	Twelve Months Ended
	Jan. 31, 2009	Feb. 2, 2008
Net sales	$761,074	$728,121
Cost of goods sold, including buying, distribution and occupancy costs	487,769	476,677
Gross margin	273,305	251,444
Selling, general & administrative expenses	242,483	227,147
Income from operations	30,822	24,297
Interest income, net	1,670	1,934
Income before income taxes	32,492	26,231
Provision for income taxes	12,750	10,219
Net income	$19,742	$16,012
Earnings per share:
Basic	$0.45	$0.36
Diluted	$0.45	$0.36
Weighted average shares outstanding
Basic	43,789	44,005
Diluted	43,913	44,132

HOT TOPIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Jan. 31, 2009	Feb. 2, 2008
Current Assets:
Cash, cash equivalents and short-term investments	$97,510	$53,281
Inventory	79,923	80,305
Prepaid expenses and other	13,897	14,698
Deferred tax assets	6,365	3,970
Total current assets	197,695	152,254
Property and equipment, net	155,290	171,931
Deposits and other	1,607	1,368
Long-term investments	8,402	—
Deferred tax assets	7,577	6,548
Total assets	$370,571	$332,101
Current Liabilities:
Accounts payable	$19,457	$18,168
Accrued liabilities	45,055	35,123
Income taxes payable	7,601	1,167
Total current liabilities	72,113	54,458
Deferred rent	36,909	40,548
Deferred compensation liability	1,273	1,105
Income taxes payable	1,850	837
Total liabilities	112,145	96,948
Total shareholders’ equity	258,426	235,153
Total liabilities and shareholders’ equity	$370,571	$332,101

OTHER DATA

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	Jan. 31, 2009	Feb. 2, 2008
Depreciation and amortization	$38,328	$41,583
Capital expenditures	$23,257	$48,766
Number of stores open at end of period:
Hot Topic	681	690
Torrid	159	151
Total store square footage	1,593,300	1,587,600